UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

MEDIANET GROUP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer.

On September 30, 2010, MediaNet Group Technologies, Inc. (the “Company”) appointed Mark Mroczkowski to be its Chief Financial Officer.

From April 2008 until September 30, 2010, Mr. Mroczkowski was an independent consultant providing business advisory, investment banking services and interim chief accounting officer and chief financial officer services.   Between April 2010 and September 30, 2010, Mr. Mroczkowski provided the Company with a variety of financial and accounting services as a consultant. From 2000 to April 2008, Mr. Mroczkowski was the Chief Operating Officer and Chief Financial Officer of Sequiam Corporation, Inc., an OTCBB listed original equipment and design manufacturer of biometric software and hardware located in Orlando, Florida. From 1996 to 1999, Mr. Mroczkowski was the Chief Financial Officer of GeoStar Corporation, a natural resources developer based in Mt. Pleasant, Michigan.  From 1985 to 1996, Mr. Mroczkowski was the Managing Partner of Mroczkowski, Simmons & LaPlant, CPA’s of Tampa Florida. Mr. Mroczkowski is 57 years old.

In connection with his appointment as Chief Financial Officer, Mr. Mroczkowski entered into an employment agreement with the Company and DUBLICOM LIMITED, DUBLI NETWORK LIMITED and Lenox Logistik and Service GmbH, which has an initial term of two years. Thereafter, the employment agreement shall renew annually for one year unless either party gives at least 60 days prior written notice.  Pursuant to the employment agreement, Mr. Mroczkowski is entitled to a base salary of $162,000 per annum and such other compensation as is determined by the Company from time to time. Contemporaneous with Mr. Mroczkowski’s execution of the employment agreement, the Company granted him options (the “Options”) to purchase up to five million shares of the Company’s common stock, at an exercise price of $.001 per share.  Options exercisable for one million shares of common stock vested at September 30, 2010 and the remaining Options exercisable for four million shares are scheduled to vest evenly at the rate of 500,000 shares per quarter, provided Mr. Mroczkowski is continuing to serve as the Company’s Chief Financial Officer.  Upon a “change in control” of the Company, all of the Options shall automatically vest and be immediately exercisable.

The employment agreement provides Mr. Mroczkowski the right to terminate the agreement with “good reason” or without cause on 90 days prior written notice.

In the event that Mr. Mroczkowski (i) is terminated by us without cause or (ii) terminates his employment with us for good reason, Mr. Mroczkowski shall be entitled to receive, in accordance with regular payroll policies, any earned and unpaid compensation plus, the salary otherwise payable to him over the next 6 months.  Any unvested stock options then held by Mr. Mroczkowski will vest immediately and options held by Mr. Mroczkowski will remain exercisable for a period of ninety (90) days from the date of such termination, but in no event later than the expiration date of the option.

In the event that Mr. Mroczkowski dies or is disabled, he or his estate would be entitled to receive any earned but unpaid compensation up until the date of death or termination due to disability. Any unvested stock options then held by the Mr. Mroczkowski will vest immediately and options held by Mr. Mroczkowski, or his estate, will remain exercisable for three (3) years from the date of the Mr. Mroczkowski’s death or termination due to disability, but in no event later than the expiration date of the option.

In the event that Mr. Mroczkowski is terminated by us with cause or terminates his employment with us without good reason, Mr. Mroczkowski shall be entitled to receive any earned but unpaid compensation up until the time the deemed date of the termination of services.  Any unvested stock options then held by Mr. Mroczkowski will be forfeited.   Any vested options held by Mr. Mroczkowski will remain exercisable for a period of ninety (90) days from the date of such termination, but in no event later than the expiration date of the option.

Mr. Mroczkowski has agreed not to compete with the Company or competitively solicit the Company’s employees or business associates during the course of his employment and for a period of one year after his employment has been terminated.

As set forth above, since April 2010 Mr. Mroczkowski has provided the Company a variety of financial and accounting services and received compensation in the amount of $77,083.  Other than the consulting agreement, the employment agreement and the granting of the Stock Options pursuant to the employment agreement, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, and in which Mr. Mroczkowski had or will have a direct or indirect material interest.  There are no family relationships between Mr. Mroczkowski and any other officer or director of the Company.

Equity Award to Head of Marketing.

On September 30, 2010, the Company entered into a restricted stock award agreement with Betina Dupont Sorensen, the Company’s Head of Marketing, whereby the Company granted five million shares of restricted common stock (“Restricted Stock”) to Ms. Sorensen.  Ms. Sorensen’s interest in the shares of Restricted Stock is expected to become transferable and nonforfeitable (“Vest”) as follows:

•	One million (1,000,000) of the shares of Restricted Stock Vested on September 30, 2010;

•	Five hundred thousand (500,000) of the shares of Restricted Stock are scheduled to Vest at the end of each of the eight calendar quarters immediately following September 30, 2010.

In the event that Ms. Sorensen (i) is terminated by us without cause, (ii) terminates her employment with us for good reason or (iii) dies or is disabled, any unvested Restricted Stock then held by Ms. Sorensen or her estate will vest immediately.  In the event that Ms. Sorensen is terminated by us with cause or terminates her employment with us without good reason, any unvested Restricted Stock then held by Ms. Sorensen will be forfeited.

Equity Award to General Counsel.

On September 30, 2010, the Company entered into a restricted stock award agreement with Andreas Kusche, the Company’s General Counsel, whereby the Company granted four million four hundred thousand shares of Restricted Stock to Mr. Kusche.  Mr. Kusche ‘s interest in the shares of Restricted Stock is expected to Vest as follows:

•	Four hundred thousand (400,000) of the shares of Restricted Stock Vested on September 30, 2010;

•	Five hundred thousand (500,000) of the shares of Restricted Stock are scheduled to Vest at the end of each of the eight calendar quarters immediately following September 30, 2010.

In the event that Mr. Kusche (i) is terminated by us without cause, (ii) terminates his employment with us for good reason or (iii) dies or is disabled, any unvested Restricted Stock then held Mr. Kusche or his estate will vest immediately.  In the event that Mr. Kusche is terminated by us with cause or terminates his employment with us without good reason, any unvested Restricted Stock then held by Mr. Kusche will be forfeited.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events.

Amendment to Articles of Incorporation

The Company filed a certificate of amendment (the “Charter Amendment”) with the Nevada  Secretary of State, effective September 30, 2010, for the purpose of:

•	increasing the number of authorized shares of our common stock (“Common Stock”) from 50,000,000 shares to 500,000,000 shares; and

•	increasing the number of authorized shares of our preferred stock from 5,000,000 shares to 25,000,000 shares.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by the complete copy of the Charter Amendment, which is filed as Exhibit A to the Definitive Schedule 14C Information Statement filed by the Company on September 10, 2010.

Conversion of Series A Preferred Stock

On September 30, 2010, immediately following the effectiveness of the Charter Amendment, each outstanding share of Series A Preferred Stock, of the Company ("Series A Preferred Stock"), all of which was held by Zen Holding Group Limited (“Zen”), automatically converted into 55.514574 shares of Common Stock.  As a result, upon the conversion of the Series A Preferred Stock, the Company issued 214,978,146 shares of Common Stock in the aggregate to Zen. The issuance of the shares of Common Stock was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

(b)           Pro Forma Financial Information.

Not Applicable

(c)           Shell Company Transactions.

Not Applicable

(d)           Exhibits.

Number	Description

10.1	Employment Agreement, dated as of September 30, 2010, between MediaNet Group Technologies, Inc. and Mark Mroczkowski.

10.2	Non-Qualified Stock Option Agreement dated as of September 30, 2010, between MediaNet Group Technologies, Inc. and Mark Mroczkowski.

10.3	Restricted Stock Award Agreement dates as of September 30, 2010, between MediaNet Group Technologies, Inc. and Betina Dupont Sorensen.

10.4	Restricted Stock Award Agreement dates as of September 30, 2010, between MediaNet Group Technologies, Inc. and Andreas Kusche.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: September 30, 2010
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer